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                                  Exhibit 5.01


                    Opinion and Consent of Fenwick & West LLP



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                                  June 28, 1999





Ocular Sciences, Inc.
475 Eccles Avenue
South San Francisco, CA  94080


Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "SEC") on or about July 2, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an additional 1,000,000 shares of your Common Stock (the "Stock") subject to issuance by you upon the exercise of stock options, stock bonus awards or restricted stock awards to be granted by you under your 1997 Equity Incentive Plan (the "Incentive Plan").

        In rendering this opinion, we have examined the following:


        (1) your Registration Statement on Form S-8 (File Number 333-32999) filed with and declared effective by the Commission on August 6, 1997, together with the Exhibits filed as a part thereof, including without limitation, the Incentive Plan and related stock option grant and exercise agreements;

        (2) your Registration Statement on Form 8-A (Commission File Number 000-22623), as declared effective by the SEC on July 28, 1997;

        (3) the Registration Statement, together with the Exhibits filed as a part thereof;

        (4)     the Prospectus prepared in connection with the Registration
                Statement;

        (5) the minutes of meetings and actions by written consent of your shareholders and your Board of Directors that are contained in your minute books in our possession;

        (6) your stock records in our possession, including records of stock options and other securities issued by you, and a verbal confirmation from your transfer agent regarding the current number of your outstanding shares; and

        (7) a Management Certificate of even date herewith, duly executed and delivered by you.



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Ocular Sciences, Inc.
June 28, 1999
Page 2

        We have also confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-8.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        Based on the foregoing, it is our opinion that the 1,000,000 shares of Stock that may be issued and sold by you upon the exercise of stock options, stock bonus awards or restricted stock awards granted or to be granted under the Incentive Plan, each when issued and sold in accordance with the Incentive Plan and applicable stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

        This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.



                                            Very truly yours,

                                            FENWICK & WEST LLP



                                            By:  /s/ Barry J. Kramer
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